                                                                   EXHIBIT 10.34

                         MARKETING AND LICENSE AGREEMENT


          THIS MARKETING AND LICENSE AGREEMENT (the "Agreement") is made this 22nd day of March, 1996, between MEDIQUAL SYSTEMS, INC., a Massachusetts corporation with offices at 1900 West Park Drive, Westborough, Massachusetts 01581 ("MediQual"), and SPACELABS MEDICAL, INC., a California corporation with offices at 15220 NE 40th Street, Redmond, Washington 98073-9713 ("SMI").


                                    RECITALS
                                    --------

          A. MediQual is the developer and owner of the MediQual Products (as defined below), and SMI desires to obtain from MediQual the rights and licenses granted herein to engage in the marketing and distribution of the MediQual Products.

          B. MediQual is willing to grant such rights and licenses under the terms and conditions of this Aareement. NOW, THEREFORE, MediQual and SMI agree as follows:

                                    ARTICLE 1
                                    -------
                                   DEFINITIONS
                                   -----------

          When used in this Agreement, the capitalized terms listed below shall have the following meanings:

          1.1 "Documentation" means the MediQual user manuals, specifications, reference materials, guides, instructions, and other documentation relating to the MediQual Products, as listed in the attached Exhibit A, any revisions to such documentation which may be created by MediQual from time to time, and any similar documentation created by MediQual for new MediQual Programs it develops during the term of this Agreement.

          1.2 "End User" means a customer who licenses or otherwise receives MediQual Products.

          1.3 "Maintenance Services" means technical support to End Users, and computer programming and related services to diagnose and correct defects or "bugs" in the MediQual Programs, and the Provision of Updates which correct such defects and "bugs."

          1.4 "Marketing Fee" means the fee to be collected and retained by SMI in consideration of the marketing services to be provided by it under this
Agreement; this fee will equal           *            of the Net License Fees
collected by SMI  hereunder.

          1.5 "MediQual License Agreement" means the form software license agreement under which MediQual licenses the MediQual Products to End Users, as such form may be amended by MediQual from time to time.

          1.6 "MediQual Products" means MediQual Programs, Documentation, Updates and Upgrades.

          1.7 "MediQual Programs" means the computer software programs listed on the attached Exhibit A, including any Upgrades to such programs and any new versions of, replacements for, derivatives of, or improvements to, such programs developed by or on behalf of MediQual during the term of this Agreement.

          1.8 "Net License Fees" means, with respect to fees received by SMI or MediQual from End Users for the license or other distribution by SMI of MediQual Products, all revenues actually received from such End User,
                                      *


* Confidential portions have been omitted and filed separately with the Commission.

                                      *
                    .

          1.9 "Proprietary Information" means, subject to the provisions of
Section 7.3, (i) the terms of this Agreement and (ii) all products, documentation, software, releases, ideas, concepts, techniques, know-how, technical information, designs or other information or material, in whatever form, which one party to this Agreement receives from the other. However, Proprietary Information does not include any of the following:

                   (a) information that enters the public domain other than through a breach of this Agreement;

                   (b) information that is subsequently lawfully obtained by the receiving party from a third party or parties without breach of this Agreement;

                   (c) information that the disclosing party has expressly declared in writing as not being "Proprietary Information";

                   (d) information which the receiving party can establish by competent proof was independently developed by its employees, consultants, agents or licensors;

                   (e) information which the receiving party can establish by competent proof was in its possession at the time of disclosure by the disclosing party and was not acquired, directly or indirectly, from the disclosing party; and

                   (f) information which is required to be disclosed by applicable law.

          1.10 "SMI Dealer" means a third party authorized by SMI in a written agreement to distribute MediQual Products to End Users in accordance with the terms and conditions of this Agreement.

          1.11 "Updates" means a modification, revision or supplement to a MediQual Program which is provided by MediQual to its customers under maintenance agreements with such customers, and which either (i) makes the MediQual Program perform functions it was designed to perform or corrects defects or "bugs" in the MediQual Program, or (ii) adds new features or functions to existing MediQual Programs.

          1.12 "Upgrade" means a new or revised MediQual software program which MediQual provides to its customers in consideration for additional license fees.


                                    ARTICLE 2
                                    ---------
              LICENSE TO MARKET AND DISTRIBUTE MEDIQUAL PRODUCTS
              --------------------------------------------------

          2.1 Scope of License. MediQual hereby grants to SMI a worldwide, nonexclusive and nontransferable (except as provided in Section 10.6) license to market, advertise, demonstrate, distribute and license the MediQual Products, both directly to End Users and through SMI Dealers, under the trademarks and service marks of MediQual and to use the MediQual Products in any other manner incidental, appropriate or necessary to the marketing and distribution of the MediQual Products in accordance with this Agreement.

          2.2 License Agreement with End Users. SMI shall, and shall cause the SMI Dealers to, license and distribute MediQual Products to End Users using MediQual's then-current form of license agreement, as it may be amended from time to time (the "MediQual License Agreement"); a copy of MediQual's form license agreement as of the date of this Agreement is attached as Exhibit B. MediQual will provide SMI not less than ninety (90) days' prior written notice before implementing any changes to its then-current form of license agreement.

* Confidential portions have been omitted and filed separately with the Commission.

                                  ARTICLE 3
                                  ---------
      MARKETING, PRODUCT SHIPMENT, INSTALLATION, SUPPORT AND MAINTENANCE
      ------------------------------------------------------------------

3.1  Marketing, Product Shipments, End User Installation and Training.  SMI
will use          *          efforts to market the MediQual Products on behalf
of MediQual, but shall not be required to license or otherwise distribute
*        of MediQual Products. MediQual will provide to SMI, upon request
* to SMI, reasonable quantities of MediQual's promotional brochures and other marketing materials, and copies of the MediQual Products for use by SMI for demonstration purposes. SMI will procure orders for the MediQual Products on the terms set forth in the MediQual License Agreement, using order forms to be provided by SMI (which forms will be consistent with the terms of this Agreement) at the license fees set forth in MediQual's then-current price list; a copy of MediQual's price list as of the date of this Agreement is
attached as Exhibit C. MediQual will provide SMI not less than         *
days prior written notice of any changes to its price list during the term of
this Agreement; provided, however, that MediQual  *         for any outstanding
bid quotations which SMI has delivered to prospective End Users prior to SMI's
receipt of notice from MediQual of         *        . The license of the
MediQual Products shall be a direct contractual obligation between MediQual and
the End User, and MediQual shall be         *         to the End User for the
delivery, installation and support of the MediQual Products, including but not limited to any obligation to provide Maintenance Services, Updates or Upgrades. SMI shall bill the End User for the license of the MediQual Products and shall
use         *         efforts to collect the license fees payable by the End
User for the license of the MediQual Products; provided, however, that SMI will
have         *         for installation services, training, Maintenance
Services, Updates or Upgrades. SMI shall use         *         efforts to
collect all fees required to be collected by it hereunder, but shall not be
liable to MediQual if an End User         *         of the license fees and
other consideration payable by it.

        3.2  Demonstration Programs, Training and Consultation. MediQual shall
provide SMI,        *         copies of demonstration programs for SMI's use in
marketing, promoting and demonstrating the MediQual Products, in such quantities as SMI may reasonably request from time to time. In addition, MediQual will provide SMI product training, technical support services and technical information to assist SMI in demonstrating, distributing and licensing the MediQual Products. Such services shall be provided by MediQual
       * to SMI at mutually agreeable times and in such locations as SMI may reasonably specify.

                                  ARTICLE 4
                                  ---------
                                   PAYMENT
                                   -------

        4.1 Compensation. In consideration for SMI's efforts to distribute the MediQual Products and generate licenses of the MediQual Products, SMI shall
receive         *        (the "Marketing Fee") of the Net License Fees
* by End Users arising from the distribution and license of the MediQual Products by SMI. SMI shall pay the license fees and other revenues
invoiced to End Users,         *        the Marketing Fee and         *
the amount of any         *         SMI to End Users for         *
MediQual Products, within         *          after the end of each SMI
fiscal quarter in which the MediQual Products were invoiced by SMI, concurrently with a written report of the number of MediQual Products which were licensed by SMI and the SMI Dealers, and the number of MediQual Products
which were         *         by End Users during such         *        . SMI
shall not be entitled to a Marketing Fee for returned MediQual Products. The report shall include sufficient detail to enable MediQual to confirm SMI's calculation of the payments then due; in addition, SMI agrees to maintain reasonable books and records of the number of MediQual Products licensed by SMI and the SMI Dealers in a form sufficient to enable MediQual to verify the
accuracy of the report. MediQual shall         *         arising from the
distribution of the MediQual Products to the End Users.

        4.2 Audit. Either party (the "Auditor") shall have the right to audit the other party's (the "Auditee") calculation of fees payable under this Agreement. The Auditor may conduct an audit not more


* Confidential portions have been omitted and filed separately with the Commission.

frequently than once per year and upon not less than ten (10) business days' prior written notice to the Auditee. Such audit shall consist of a verification of the accuracy of the Auditee's accounting records, through inspection of the pertinent records and books of account maintained by the Auditee in the ordinary course of business. Such audit shall be conducted by a certified public accountant (the "CPA") which is chosen by the Auditor in its reasonable discretion and which is reasonably acceptable to the Auditee. Such CPA must agree to sign a nondisclosure agreement in favor of the Auditee, which may require that the Auditee's books and records of account shall be held in strict confidence except as may be necessary to report to the Auditor concerning the accuracy of the Auditee's accounting reports. If the CPA determines that Auditee has overpaid the Auditor, the Auditor shall promptly refund the amount of such overpayment to the Auditee. If the CPA determines that the Auditee has underpaid the Auditor, the Auditee shall promptly pay the Auditor the amount of any such underpayment. The Auditor shall pay all costs, expenses and fees of the CPA unless the Auditee has underpaid the Auditor and the amount of such underpayment exceeds ten percent (10%) of the amount actually due for the period audited, in which event the CPA's reasonable costs, fees and expenses shall be paid by the Auditee.


                                    ARTICLE 5
                                    -------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        5.1 Right and Authority. MediQual represents and warrants that (i) it is the owner of the MediQual Products, including all intellectual property rights therein under any United States or foreign copyright, patent, trademark, trade secret, and other applicable law; (ii) it has the full and sufficient right and authority to grant the rights and licenses granted herein, free and clear of any and all agreements, liens, adverse claims, encumbrances or interests of any third party; and (iii) the MediQual Products and the exercise by SMI of its rights hereunder with respect to the MediQual Products do not and will not infringe upon, violate or misappropriate any United States or foreign copyright, patent, trademark, trade secret, contract or other right or interest of any third party.

          5.2 Conformity, Performance and Compliance. MediQual represents and warrants that the MediQual Products have been prepared in a workmanlike manner and with professional diligence and skill, and will meet the performance criteria and technical specifications set forth in the Documentation and any additional documentation provided by MediQual in conjunction with the delivery of Upgrades and Updates hereunder.

          5.3 Warranties to End Users. SMI is authorized to provide the warranties set forth in the MediQual License Agreement to End Users regarding the MediQual Products, and MediQual agrees to honor such warranties and to bear all costs and expenses of doing so. Except as MediQual may otherwise authorize in writing, SMI will not provide any warranties to End Users other than those set forth in the MediQual License Agreement. Nothing in this Section shall: (i) reduce or otherwise modify either party's indemnification obligations under
Article 9, or (ii) impose any liability on SMI to the extent an End User claims that the warranty disclaimers and limitations set forth in the MediQual License Agreement are invalid or unenforceable, or that the Documentation or the marketing materials prepared by MediQual create implied or express warranties in addition to those set forth in the MediQual License Agreement.

          5.4 THE WARRANTIES SET FORTH IN SECTIONS 5.1, 5.2, AND 5.3 AND THE MEDIQUAL LICENSE AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE 6
                                    -------
                               TERM AND TERMNATION

        6.1 Term of Agreement. This Agreement shall become effective on the date set forth in the preamble paragraph above and shall continue in effect for [ *** ] thereafter, unless earlier terminated or canceled as provided in Secton 6.2.

        6.2 Terminaton. Either party may, at its option, terminate this Agreement in the event of a material breach of this Agreement by the other party. Such terminaton may be effected only through a written notice, specifically identifying the breach on which terminaton is based. Following receipt of such notice, the party in breach shall have [ *** ] to cure the breach. This Agreement shall terminate [ *** ] if the cure is not effected by the end of [ *** ] cure period.

          6.3 Survival. In the event of the terminaton of this Agreement, the provisions of Articles 4, 5, 8, 7, 8, 9 and 10, shall survive and continue in effect, and, if this Agreement is terminated by SMI or a breach by MediQual.


                                    ARTICLE 7
                                    ---------
                      PROPRIETARY RIGHTS AND CONFIDENTIALITY
                      --------------------------------------
        7.1     Proprietary Rights.

                7.1.1 MediQual's Proprietary Interest in the MediQual Products. All right, title and interest in and to the MediQual Products shall at all times remain in MediQual, including but not limited to all applicable copyrights, trade secrets, trademarks and patents.

                7.1.2 Proprietary Marks. SMI shall not remove MediQual's copyright notices from the MediQual Products, shall reproduce such copyright notices on all copies of the MediQual Products made by SMI in accordance with this Agreement, and shall market the MediQual Products under MediQual's trademarks and service marks. SMI may use its own trade names, trademarks and service marks in conjunction with MediQual's trademarks and service marks, but shall do so only to indicate that SMI is an authorized representative for the license and distribution of the MediQual Products, and not in any manner which suggests that SMI has any proprietary interest in such trademarks or service marks.

        7.2     Confidentiality.

                7.2.1 Protection of Proprietary Information. Subject to Section 7.3, SMI and MediQual each acknowledge that in the course of dealings between the parties, each party will acquire Proprietary Information of the other party which they shall protect with at least the same degree of care that they protect their own Proprietary Information of a similar nature, but in no event less than a reasonable degree of care.

                7.2.2 Disclosure of Proprietary Information. Subject to Section 7.3, neither party shall have the right to disclose or disseminate Proprietary Information of the other party to any person or entity except to the extent necessary to perform its obligations under this Agreement, provided that confidentiality restrictions shall be imposed upon the parties to whom such disclosures are made, which confidentiality restrictions shall not be less stringent than those the disclosing party places upon its own Proprietary Information of a similar nature.

                7.2.3 Use of Proprietary Information. Subject to Section 7.3, neither party shall have the right to use Proprietary Information of the other party for any reason other than as necessary for the performance of its obligations under this Agreement.

        7.3 Scope of Restrictions. Notwithstanding anything to the contrary in this Agreement, nothing shall prohibit or restrict SMI from engaging in or continuing to engage in the clinical information systems business, so long as its activities do not include the use of intellectual property developed by MediQual to

* Confidential portions have been omitted and filed separately with the Commission.

the extent such intellectual property is copyrighted or patented by MediQual or is otherwise protectable by MediQual as a trade secret in an action with a third party. MediQual acknowledges and agrees that the identity of End Users and potential End Users, and information learned by SMI from End Users in marketing the MediQual Products, do not constitute "Proprietary Information," nor does any information that could be derived by SMI by general investigation of or familiarity with the clinical information systems industry, and that SMI may use such information without restriction.


                                    ARTICLE 8
                                    -------
                             LIMITATION OF LIABILITY

          In no event shall either party be liable to the other for any consequential, indirect, special, or incidental damages, even if such party has been advised of the possibility of such potential loss or damage. However, these limitations will not limit or diminish the parties' indemnity obligations set forth in Article 9.


                                    ARTICLE 9
                                    -------
                                 INDEMNIFICATION
                                 ---------------

          9.1 General Indemnification.

                   9.1.1 By MediQual. MediQual shall indemnify and hold harmless SMI from and against any and all claims, demands, actions, suits, losses, liabilities, damages, injuries, fines, penalties, costs and expenses including, without limitation, reasonable attorneys' fees (collectively, the "Claims"), arising out of or related to damages incurred by a third party, to the extent such Claims are caused by any defect in MediQual's design or development of the MediQual Products, any error or omission in information supplied by MediQual to SMI, by any breach of this Agreement by MediQual, or by any negligent or willful act or omission of MediQual in connection with the performance of this Agreement. SMI will provide MediQual reasonable notice of all Claims, and the opportunity to assume control of the defense, compromise or settlement of those portions of the Claim for which indemnification is sought. SMI shall assist and cooperate with MediQual to the extent reasonably required for such defense. The foregoing indemnification shall not extend to any Claims to the extent such Claims arise out of matters included in SMl's indemnification of MediQual, as set forth below.

                   9.1.2 By SMI. SMI shall indemnify and hold harmless MediQual from and against any and all Claims arising out of or related to damages incurred by a third party, to the extent such Claims are caused by any breach of this Agreement by SMI, or by any negligent or wilful act or omission of SMI in connection with the performance of this Agreement. MediQual will provide SMI reasonable notice of all Claims, and the opportunity to assume control of the defense, compromise or settlement of those portions of the Claim for which indemnification is sought. MediQual shall assist and cooperate with SMI to the extent reasonably required for such defense. The foregoing indemnification shall not extend to any Claims to the extent such Claims arise out of matters included in MediQual's indemnification of SMI, as set forth above.

          9.2 Intellectual Property Indemnification. MediQual shall indemnify and hold harmless SMI from all Claims arising out of any infringement or claim of infringement of any patents, copyrights or trade secrets, due to the distribution, use or license of the MediQual Products in accordance with this Agreement. SMI will provide MediQual reasonable notice of all such Claims, and the opportunity to assume the control the defense, compromise or settlement of such Claims. The foregoing indemnification does not cover Claims of infringement to the extent they are based upon any breach by SMI of its obligations under this Agreement. SMI shall assist MediQual to the extent reasonably required for the defense of such Claims.


                                   ARTICLE 1Q
                                   ----------
                                  MISCELLANEOUS
                                  -------------

          10.1 Force Majeure. Neither party shall be in default of this Agreement by reason of any failure in performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond the control or foreseeability of such party, including, but not limited to, default by subcontractors or suppliers, acts of God or the public enemy, U.S. or foreign governmental acts in either a sovereign or contractual capacity which are beyond the direct control of the parties, labor, fire, flood, epidemic, strikes and freight embargoes.

        10.2 Non-Waiver. Any failure by either party to detect, protest or remedy any breach of this Agreement shall not constitute a waiver or impairment of any such term or condition, or the right of such party at any time to avail itself of such remedies on another occasion as it may have for any other breach or breaches of such term or condition. In order to constitute an effective waiver hereunder, such waiver must be in writing signed by an authorized officer of the waiving party.

        10.3    Authority to Contract. Each party warrants to the other that:
(1) it has full authority to execute and perform this Agreement; (2) this Agreement has been duly executed and delivered by such party and constitutes a legal, enforceable and binding obligation; (3) its execution and performance of this Agreement will not violate any law, to the best of its knowledge, or breach any other agreements to which it is a party; and (4) no approval, action or authorization by any other governmental entity or agency is required for its execution and performance hereof.

        10.4 Severability. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement will continue in full force and effect.

        10.5 Notice. All communications between the parties which are required or permitted to be in writing shall be sent by personal delivery (including by commercial courier service or telephone facsimile), with receipt obtained, or by prepaid, first class U.S. postal service mail, certified return receipt requested, and sent to the addresses (and telephone facsimile number, if applicable) specified below. By written communication in accordance with this Section, either party may designate a different address for notices. Addresses for notices are as follows:

        To MediQual:    MediQual Systems, Inc.
                        1900 West Park Drive
                        Westborough, MA 01581
                        Fax No.: (508) 898-3008
                        Attn: William C. Price, CFO

        To SMI:         SpaceLabs Medical, Inc.
                        15220 NE 40th Street
                        PO Box 97013
                        Redmond, Washington 98073-9713
                        Fax No.: (206) 883-7091
                        Attn: General Counsel

Notices shall be deemed delivered either (1) upon actual delivery, if personally delivered, or (2) five (5) days after deposit into the United States mail, if mailed according to the provisions of this Section 10.5.

        10.6 Assignability. SMI may assign this Agreement, upon written notice to MediQual, to any entity which is owned or controlled by SMI, without MediQual's consent. Except as specifically set forth in the preceding sentence, this Agreement may not be assigned by either party, including, without limitation, by operation of law, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and (to the extent specified in any allowed assignments) assigns. No such assignment shall relieve the assignor of any liability arising from or related to facts and circumstances which occur prior to the effective date of such assignment, and the assignor and assignee shall be jointly and severally liable for such liability.

        10.7 Entire Agreement. This Agreement (including the exhibits hereto) constitutes the complete and final understanding of the parties with respect to its subject matter and supersedes any and all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may be amended only in writing signed by both parties.

          10.8 Independent Contractors. MediQual and SMI are independent contractors in all relationships and actons under and contemplated by this Agreement. This Agreement does not create any partnership, joint venture, or agency relationship between the parties and, except as specifically set forth in this Agreement, does not authorize either party to enter into any commitment or agreement binding on the other. Other than as expressly permitted herein, neither party shall make any warranties, guarantees or any other commitment on behalf of the other.

          10.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

          10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington as they apply to a contract made and performed solely in such state, without regard to its conflict of laws provisions. Subject to Section 10.12, SMI and MediQual hereby submit to the exclusive jurisdicton of the federal and state courts located in King County, Washington, for the resolution of any disputes arising under or related to this Agreement.

          10.11 Arbitration. Any dispute involving solely the interpretation, construction or breach of this Agreement, other than the enforcement of Sections
9.1 and 9.2, shall be settled by the procedures for dispute resolution and arbitration set forth on Exhibit D. No legal right of action may arise out of any such dispute. The procedures designated on Exhibit D may not be invoked by any party for a claim after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each party, however, shall have full access to the courts to compel compliance with these provisions, enforce an arbitration award, or to seek injunctive relief, whether or not an arbitration has been commenced.

          10.12 Compliance With Laws. MediQual represents and warrants that it has received all governmental licenses and approvals necessary for the use, distribution and license of the MediQual Products in accordance with this Agreement, including but not limHed to approvals required, if any, from the United States Food and Drug Administrabon.

          10.13 Counterparts. This Agreement may be executed in separate counterparts, each of which shall toaether consbtute one and the same agreement.

          IN WITNESS WHEREOF, MediQual and SMI have executed this Agreement upon the date first written above.


MEDIQUAL SYSTEMS, INC.               SPACELABS MEDICAL, INC.


By: /s/ Eric Kriss                   By: /s/ Edward R. Larsen
    ------------------------             -------------------------------------
Title: President & CEO               Title: Vice President, Strategic Planning
       ---------------------                ----------------------------------

                      LIST OF EXHIBITS TO LICENSE AGREEMENT

  Exhibit A         List of MediQual Products
  Exhibit B         Form of MediQual License Agreement
  Exhibit C         MediQual Price List
  Exhibit D         Dispute Resoluton Procedures

                                  EXHIBIT A

                          List of MediQual Products


 "Atlas 2.0," including:

     (a) Outcomes
     (b) Resources
     (c) Market View

                                    EXHIBIT B

                       Form of MediQual License Agreement

                               See attached form.

                                    EXHIBIT C

                               MediQual Price List

    THE FOLLOWING MATERIAL IS CONFIDENTIAL AND FOR INTERNAL DISTRIBUTION ONLY

                                 [MEDIQUAL LOGO]


                         PRODUCTS & SERVICES PRICE LIST

                                SpaceLabs Medical
                          Marketing & License Agreement


                         Last updated: February 28, 1996

           NOTE: PRODUCTS UNDER ALPHA\BETA TESTING ARE INDICATED BY**




1. ATLAS 2.0 PRODUCT LINE ..................................................   1

A] ATLAS UPGRADES ..........................................................   1
B] ATLAS 2.0 MODULES .......................................................   2
C] MODULE PRICING ..........................................................   2
D] LICENSE DEFINITIONS .....................................................   2
E] MATERIALS ...............................................................   3
F] CD-ROMS .................................................................   3
   1. MQ Profile (for Outcomes or Resources) ...............................   3
   2. Peer Series (for Outcomes) ...........................................   3
   3. Mortality BenchMark (for Outcomes) ...................................   3
   4. Market View Series (for Market View) .................................   3
   5. Custom CD-ROMs .......................................................   3

2. PRODUCT SERVICES ........................................................   4

A] INITIAL 2.0 SETUP .......................................................   4
B] ON-GOING SEMINARS .......................................................   4
C] OTHER SERVICES ..........................................................   4
   1.  Data Quality ........................................................   4
   2.  Insurance ...........................................................   4
   3.  Atlas Outsource .....................................................   5

APPENDIX: TERMINOLOGY ......................................................   6

COMPARATIVE FEATURES .......................................................   8



1. ATLAS 2.0 PRODUCT LINE

A] ATLAS UPGRADES

     ---------------------------------------------------------------------------
                 ANNUAL FEE                      LIST                  PROMO
     ---------------------------------------------------------------------------
     Additional user (includes
     Glossary or documentation set,              *                        *
     depending on user type)
     ---------------------------------------------------------------------------
     Mortality BenchMark                         *                        *
     ---------------------------------------------------------------------------
   **Physician BenchMark                         *                        *
     ---------------------------------------------------------------------------
   **Physician Report Card                       *                        *
     ---------------------------------------------------------------------------
   **Patient ROI (MGII download record
     type extension)                             *                        *
     ---------------------------------------------------------------------------
   **Lab ROI (for lab systems)                   *                        *
     ---------------------------------------------------------------------------
   **Pharmacy ROI (for pharmacy
     systems)                                    *                        *
     ---------------------------------------------------------------------------

* Confidential portions have been omitted and filed separately with the Commission.


                           Page 1 - Printed on 5/23/96

B] ATLAS 2.0 MODULES

     ---------------------------------------------------------------------------
                                          MODULE DESCRIPTION
     ---------------------------------------------------------------------------
     Outcomes         Atlas single user, Patient Summary, Scoring Sum, Proc Val,
                      MQPro CD, Mortality BenchMark, Peer CD, Physician
                      BenchMark, Physician Report Card
     ---------------------------------------------------------------------------
   **Resources        Atlas single user, Patient Summary, Scoring Sum, MQPro CD
                      (UB92 dataset only)
     ---------------------------------------------------------------------------
     Market View      Atlas single user, Market View MQ-A, CD (state or
                      Medpar)
     ---------------------------------------------------------------------------
     MV & Resources   bundle with three users
     ---------------------------------------------------------------------------
     MV & Outcomes    bundle with five users (software and/or Glossary)
     ---------------------------------------------------------------------------
     Data Satellite   UB92 only or complete: Atlas single user, data collection
                      only (multi-facility includes query)
     ---------------------------------------------------------------------------
     MV multi-site    Atlas single user (purchased with regular MV)
     ---------------------------------------------------------------------------


C] MODULE PRICING

See module descriptions above for included features. List prices, while "unpublished", are used for general RFP responses and other inquiries. Promotion prices are quoted as "good for the next 30 days" with no commitment beyond that time frame. Promotion pricing may be extended at the discretion of the sales team.

     ---------------------------------------------------------------------------
     ANNUAL FEE                            LIST           PROMO         DISCOUNT
     ---------------------------------------------------------------------------
     Outcomes                             *              *              *
     ---------------------------------------------------------------------------
   **Resources                            *              *              *
     ---------------------------------------------------------------------------
     Market View                          *              *              *
     ---------------------------------------------------------------------------
     MV & Resources                       *              *              *
     ---------------------------------------------------------------------------
     MV & Outcomes                        *              *              *
     ---------------------------------------------------------------------------
     Data Satellite, UB92
     only                                 *              *              *
     ---------------------------------------------------------------------------
     Data Satellite, complete             *              *              *
     ---------------------------------------------------------------------------
     MV multi-site                        *              *              *
     ---------------------------------------------------------------------------

     Prices do not include training, setup fees, or extra materials, if any


D] LICENSE DEFINITIONS

Users are defined as simultaneous software and/or Glossary users. Atlas fees include telephone customer support, annual software updates, and one set of documentation. Glossaries and forms are purchased separately.

* Confidential portions have been omitted and filed separately with the Commission.



                           Page 2 - Printed on 5/23/96

E] MATERIALS

     ---------------------------------------------------------------------------
                                                                           PRICE
     ---------------------------------------------------------------------------
     Getting Started                                                       *
     ---------------------------------------------------------------------------
     Data Entry & Management Guide-----documentation set                   *
     ---------------------------------------------------------------------------
     Reporter Reference Guide                                              *
     ---------------------------------------------------------------------------
     Atlas documentation set (3 titles)                                    *
     ---------------------------------------------------------------------------
     Atlas 2.0 Glossary                                                    *
     ---------------------------------------------------------------------------
     Atlas Glossary Reference Tool-----Glossary set                        *
     ---------------------------------------------------------------------------
     Atlas Glossary set (2 titles)                                         *
     ---------------------------------------------------------------------------
     Atlas 2.0 Abstract Forms, 250 4-sided package                         *
     ---------------------------------------------------------------------------
     Atlas 2.0 Extended Stay Forms, 250 2-sided                            *
     ---------------------------------------------------------------------------
     Atlas Training Workbook                                               *
     ---------------------------------------------------------------------------
     Atlas 2.0 File Format Specifications                                  *
     ---------------------------------------------------------------------------
     Database Configuration Workbook                                       *
     ---------------------------------------------------------------------------
     Entering Data Workbook                                                *
     ---------------------------------------------------------------------------

F] CD-ROMS

CD-ROMs are annually licensed for    *   each. A multiple site discount of
   *   (that is,    *   per CD-ROM) applies to subsequent copies of the same
title if ordered at the same time as the first title. Additional copies of the
same title for the same site are   *   each. A volume discount is available for
multiple CD-ROM titles purchased at the same time: three titles for    *    ,
and    *   per title after the first three.

         1. MQ PROFILE (for OUTCOMES or RESOURCES)
                  For new clients, bundled with Outcomes or Resources.

         2. PEER SERIES (for OUTCOMES)

                  For new clients, one title of choice is bundled with Outcomes

         3. MORTALITY BENCHMARK (for OUTCOMES)
                  For new clients, bundled with Outcomes.

         4. MARKET VIEW SERIES (for MARKET VIEW)

                  For new clients, one title* of choice is bundled with Market View. Updates, if available and ordered at the time of the original
subscription, are    *   per update (that is,    *   extra for semi-annual, and
   *   extra for quarterly).

                  *A title may cover part of a state, an entire state, or a cross-section of states, depending on the data source and focus.

         5. CUSTOM CD-ROMS

                  Custom CD-ROMs are    *   each, plus programming charges of
   *   per hour. Additional copies of the same custom CD-ROM for the same
licensee are    *    each. No discounts apply to custom CD-ROMs.


* Confidential portions have been omitted and filed separately with the Commission.


                           Page 3 - Printed on 5/23/96

2. PRODUCT SERVICES

A] INITIAL 2.0 SETUP

- --------------------------------------------------------------------------------
           SETUP STEP                    MODULE                    FEE
- --------------------------------------------------------------------------------
1a  On-site planning day          Outcomes or Resources            *
1b  Designing Your Database
- --------------------------------------------------------------------------------
2a  Atlas Data Collection          Outcomes only                   *
2b  PC-based test
- --------------------------------------------------------------------------------
3a  Features & Function Training  Outcomes, Market View            *
                                  and Resources
- --------------------------------------------------------------------------------

B] ON-GOING SEMINARS

- ----------------------------------------------------------------------------------------------
                             SEMINAR TYPE                                    FEE
- ----------------------------------------------------------------------------------------------
1-day                                                                        *
- ----------------------------------------------------------------------------------------------
2-day Atlas Data Collection only                                             *
- ----------------------------------------------------------------------------------------------
Private seminars (on site; client provides PCs if required)                  *
- ----------------------------------------------------------------------------------------------
National CIMposium*                                                          *
- ----------------------------------------------------------------------------------------------
Workshops (pre-CIMposium)                                                    *
- ----------------------------------------------------------------------------------------------

                  * volume discount of     *     is available if more than five
                  attendees are billed to, and paid by, the same entity name at the same time.

C] OTHER SERVICES

         1.  DATA QUALITY

         All Outcomes clients receive free annual data quality PC tests for their Glossary users. Participation is voluntary. Clients will be certified if they submit test scores of all abstractor and if all scores are 95 or above; certificates are sent to the client and each individual abstractor.

         2.  INSURANCE

         Atlas Safe provides disaster recovery security for all Atlas software and database products beyond what a client's property insurance might cover. In the case of a disaster such as a flood, hurricane, earthquake, fire or an unexpected database destruction, MediQual will provide the following:
              -   recovery of data up through 1993 on CD-ROM (   *    value)
              - one replacement copy of the most current version of all purchased software products and databases, diskettes, documentation and glossary materials

        ------------------------------------------------------------------------
                        SERVICE DESCRIPTION                           FEE
        ------------------------------------------------------------------------
        Data Quality Certificate                             *     per abstractor
        ------------------------------------------------------------------------
        Review abstracted record                             *     per record
        ------------------------------------------------------------------------
        Atlas Safe                                           *     per year
        ------------------------------------------------------------------------

* Confidential portions have been omitted and filed separately with the Commission.



                           Page 4 - Printed on 5/23/96

         3.  ATLAS OUTSOURCE

         A.  ABSTRACTING SERVICES

         Abstracting services performed at the client site are quoted on a per record basis according to the type of hospital or records and the length of stay for each record. Clients sign contracts confirming the pricing structure including an estimate of records to be abstracted. Clients are invoiced for the actual number of records abstracted. Data Collection Specialists document all records abstracted including their DRG and length of stay. All travel expenses (including transportation, parking, lodging) are billed to clients at cost. For projects requiring overnight stays, a meal per diem is charged covering meals, tips, personal phone calls and laundry)

                          FOR NON-PHILADELPHIA PROJECTS

   -----------------------------------------------------------------------------
                                                LENGTH OF STAY
   -----------------------------------------------------------------------------
                           ABRIDGED     0-6     7-12    13-29      29+     CABG
   -----------------------------------------------------------------------------
   DATA ABSTRACTING
   -----------------------------------------------------------------------------
   Non-teaching Hospital   *          *        *        *        *        *
   -----------------------------------------------------------------------------
   Teaching Hospital       *          *        *        *        *        *
   -----------------------------------------------------------------------------

                      FOR PROJECTS LOCATED IN PHILADELPHIA
 (Rates include a    *    premium to cover Business Privilege taxes and license)

   -----------------------------------------------------------------------------
                                                LENGTH OF STAY
   -----------------------------------------------------------------------------
                           ABRIDGED     0-6     7-12    13-29      29+     CABG
   -----------------------------------------------------------------------------
   DATA ABSTRACTING
   -----------------------------------------------------------------------------
   Non-teaching Hospital   *          *        *        *        *        *
   -----------------------------------------------------------------------------
   Teaching Hospital       *          *        *        *        *        *
   -----------------------------------------------------------------------------

         B.  DATA ENTRY SERVICES

         Date entry services are performed off-site. Clients will send data abstraction forms to MQDS offices for work performed in the office.
         Data entry services charges are    *    per record if client downloads
         demographic data or    *    per record if demographic data must be
         entered by MQDS.


* Confidential portions have been omitted and filed separately with the Commission.


                           Page 5 - Printed on 5/23/96

APPENDIX: TERMINOLOGY

CLINICAL INFORMATION MANAGER (CIM)
A single PC software system that integrates large volumes of data for easy analysis using the following building blocks: 1) a data dictionary, 2) outcome and severity measurements, 3) comparative data, and 4) data collection and integration tools

ATLAS(TM) MediQual's CIM solution for any healthcare vertical market where data collection is necessary, and/or where data analysis and query are useful. Atlas also describes MediQual's overall product line, comprised of the horizontal CIM platform together with any mix of vertical modules.

ATLAS 2.0
A major 1996 release which replaces the MedisGroups DESYS data collection platform (DOS) with a new Windows interface, and integrates the Atlas reporting system, together with vertical market modules

ATLAS MODULE
A selection of MQ Analysis dialog boxes, activated query fields, and MQ Templates, together with optional or bundled Atlas CD-ROM databases designed for a specific vertical market need. Three modules for the acute care market -- Outcomes, Market View, and Resources -- are currently available:

     -    Outcomes
                         MQ Templates
                         Patient Summary {MQ-A}
                         Scoring Summary  {MQ-A}
                         Procedure Validation {MQ-A}      )
                         Procedure Risk Profile {MQ-A}    ) PROCEDURE VALIDATION
                         Validator Frequency {MQ-A}       )
                         MQPro {CD-ROM}
                         Mortality BenchMark {MQ-A, CD-ROM}
                         Physician BenchMark {MQ-A bundle}
                         Physician Report Card
                         Peer {CD-ROM}

     -    Market View
                         MQ Templates
                         Charges & Stay {MQ-A}
                         Discretionary Admissions {MQ-A}
                         Mortality {MQ-A}
                         Strategic Position {MQ-A}
                         MEDPAR {CD-ROM} or State {CD-ROM}

     -    Resources
                         MQ Templates
                         Patient Summary {MQ-A}
                         Scoring Summary  {MQ-A}
                         MQPro {CD-ROM}

MQ TEMPLATE(S)
A MediQual-designed query definition, included as a component in Atlas modules, that provides a quick method of generating a useful report; users may modify MQ Templates or design their own from scratch

MQ ANALYSIS(SES)
A MediQual-structured framework, with its own dialog box(es), for complex data calculations or special reporting formats; included as a component in Atlas modules




                           Page 6 - Printed on 5/23/96

ATLAS DATABASE(S)
Generic term for all CD-ROMs used with Atlas software; derived from MediQual's master data bank of over 17 million patient records or from other sources, individual databases are provided in CD-ROM format and used to reach statistically valid conclusions about differences, or variance, between groups; a component of Atlas modules

MQ PROFILE
Comparative CD-ROM database designed to reflect the membership of the AHA without specific hospital identifiers; same format as Peer series

PEER SERIES
Comparative CD-ROM databases without specific hospital identifiers used with Outcomes; derived from MediQual's master database

MARKET VIEW SERIES
State all-payor or MEDPAR Medicare CD-ROM databases used with Market View that provide ICD-9 and demographic data with hospital, and in some cases, physician identifiers

MORTALITY BENCHMARK
Comparative CD-ROM database together with special MQ Analyses & MQ Templates, designed for Outcomes

PHYSICIAN BENCHMARK
Six special MQ Analyses -- Mortality Threshold, High Value Clusters, Clinical Targets, Physician Opportunities, Process Targets, and Physician Portfolio -- designed for Outcomes or Resources

PHYSICIAN REPORT CARD
Runs multiple queries and formats results into a convenient single page "report card" that grades physician performance from A to D based on objective criteria

RAPID OBJECT INTEGRATOR - ROI
A series of download extenders and data integrators for Outcomes and Resources; these data warehousing tools translate data output from legacy transaction systems and reformat into HL7 Atlas specs; three ROI tools cover (1) expanded patient types using the MGII download, (2) lab, and (3) pharmacy

ATLAS GROUPER(S)
Generically describes all statistical groupers used in Atlas whether ICD-9 or key clinical finding (KCF) based, and incorporated as part of the reporting platform; use of particular groupers is controlled by Atlas modules

ATLAS SOFTWARE DOCUMENTATION
A collection of printed user publications; similar to online Help accessed from main menu bar

ATLAS GLOSSARY
A data dictionary used to accurately abstract information from patient medical records; integral to data acquisition platform, the Glossary defines and describes key clinical findings (KCFs). A major revision of the Glossary was released in 1996; required for Outcomes and Resources clients

MEDISGROUPS
The predecessor to Atlas 1.0 reporting and Atlas 2.0 data collection. MedisGroups II is a DOS program which will no longer be supported after Atlas
2.0 conversion is complete

ATLAS UNIVERSITY
Westboro-based and regional seminars, and the national CIMposium

ATLAS ONLINE
An electronic bulletin board open to all no charge (except cost of phone call)

ATLAS SAFE




                           Page 7 - Printed on 5/23/96

A disaster recovery insurance plan for Atlas clients that includes source code protection (required by some MIS departments) and pre-paid database replacement costs

DATA ABSTRACTING
On-site abstraction and data input services for Atlas and pharmacoeconomics clients

HOTLINE
Telephone and faxback assistance for technical, application and data collection questions; included as part of Atlas license fees

PHARMACOECONOMICS
Custom studies concerned with the cost effectiveness of various treatment alternatives; not discussed in this price document

SERVICES
Generally work on databases and system customization

WEB SITE
Address is http://www.mediqual.com

COMPARATIVE FEATURES

MODULES
- --------------------------------------------------------------------------------
Feature                                        Outcomes              Resources
- --------------------------------------------------------------------------------
KCF data (with Glossary)                           x
Custom data collection                             x                     x
Data sampling options                              x                     x
UB92 download                                      x                     x
Lab download                                       x                     x
Pharmacy download                                  x                     x
Patient & scoring summary                          x                     x
Procedure validation                               x
Mortality BenchMark                                x
Physician BenchMark                                x
Physician Report Card                              x
MQ Profile CD-ROM                                  x                     x
Peer series CD-ROMs                                x
Market View CD-ROMs
Mortality risk adjustment                          x
LOS risk adjustment                                x
C-Section risk adjustment                          x
Charge risk adjustment                             x                     x
- --------------------------------------------------------------------------------

SATELLITES
- --------------------------------------------------------------------------------
Feature                                     Full Satellite        UB92 Satellite
- --------------------------------------------------------------------------------
KCF data (with Glossary)                           x

Custom data collection                             x                     x
Data sampling options                              x                     x
UB92 download                                      x                     x
Lab download                                       x                     x
Pharmacy download                                  x                     x
Patient, scoring summary                           x                     x
Mortality risk adjustment                          x
LOS risk adjustment                                x
C-Section risk adjustment                          x
Charge risk adjustment                             x                     x
- --------------------------------------------------------------------------------



                           Page 8 - Printed on 5/23/96

                                    EXHIBIT D

                DISPUTE RESOLUTION AND ARBITRATION PROCEDURES

          1. Pre-Arbitration Resolution. In the event of any dispute between the parties regarding the interpretation, construction or breach of any provision of this Agreement, or with respect to the performance by any party under this Agreement, then upon written request of any party, each party will designate an officer (the "Negotiator") who will meet for the purpose of endeavoring to resolve the dispute. The Negotiators must be of a rank of Vice President, General Counsel or comparable status within their respective organizations, and shall have the authority to resolve the dispute or to negotiate for an adjustment to Agreement provisions in accordance with this paragraph. The Negotiators shall meet in good faith in an effort to resolve the dispute or renegotiate the applicable section or provision without the necessity of any formal proceeding, including arbitration. The specific format for the discussions will be left to the discretion of the Negotiators. If the Negoitators are unable to resolve the dispute and if the dispute is subject to arbitration in accordance with the provisions in this Agreement, the arbitration provisions in this Exhibit shall apply.

          2. Arbitration: General. Any arbitration to which Section 10.12 of the Agreement applies shall be conducted in accordance with the following provisions. It shall be the purpose and intent of these arbitration procedures, the parties, and the arbitrators to facilitate a prompt resolution of the issues presented for arbitration. By consent of all parties to any dispute under this Agreement, the method of selecton of arbitrators (including the arbitrators selected), or any other procedure for arbitration may be changed at any time.

          3. Notice. The party demanding arbitration must give the other party a written notice of such demand. The written notice must contain, in addition to the demand for arbitration, a clear statement of the issue or issues to be resolved by arbitration, an appropriate reference to the provisions of the Agreement which are involved, the relief the party requests through arbitration, and the name and address of the arbitrator selected by the demanding party.

          4. Response. The party receiving the notice of demand for arbitration must provide a written response to the demand within thirty (30) days following receipt of the notice. The response must contain a clear statement of the respondent's position concerning the issue or issues in dispute and the name and address of the arbitrator the respondent selects as one of the arbitrators to hear the dispute. The response must also contain, by way of counterclaim, a clear statement of any other issue or issues in dispute between the parties reasonably related to the original notice of demand for arbitration. If the response includes a statement of counterclaim, the party first demanding arbitration shall make a response in accordance with this paragraph 4 and may change its designated arbitrator. If the party receiving the notice of demand for arbitration fails to designate its arbitrator within the time allowed, the demanding party may apply to the American Arbitration Association to designate the second arbitrator. Only one set of arbitrators shall be selected in accordance with this Exhibit to resolve all claims and counterclaims raised in a specific dispute.

          5. Third Arbitrator. With fifteen (15) days following the selection of the second arbitrator, the two arbitrators selected in accordance with paragraphs 3 and 4 of this Exhibit shall select a third arbitrator. If they fail to do so within that time period, either party may apply to the American Arbitration Association to appoint a third arbitrator. Unless otherwise agreed by the first two arbitrators, the third arbitrator shall be either: an individual with at least five years' relevant business or technical experience in the medical device industry; or shall be a lawyer with at least five years' relevant experience in commercial law or intellectual property law, and who has not represented any party to the arbitration. The first two arbitrators may agree on other or additional qualifications they reasonably believe to be relevant to the issues present for arbitration including, without limitation, use of professional arbitration services organizations.

          6. General Qualifications; Fees. No arbitrator shall be: a current employee of any party, a current contractor or agent of any party (excluding participation as an arbitrator), or have been an employee of any party in the 12 months preceding the notice of demand for arbitration first given in the matter. Arbitrators fees shall be agreed in writing in advance of the arbitration meeting and shall not be contingent upon the outcome of the arbitration. Any individual who can reasonably be expected to receive direct pecuniary benefit from the decision made in the arbitration (except in the form of fees as an arbitrator) shall be disqualified. Arbitrators shall agree to be bound by Secton 7.2 of the Agreement regarding confidentiality, as a condition of their qualification to serve as an arbitrator.

          7. Arbitration Meeting. The arbitrators will meet in Seattle, Washington within thirty (30) days after the selection of the third arbitrator and will allow each party an opportunity to submit oral and written evidence and argument concerning the issues in dispute. The arbitrators may decide, by majority vote, to extend the amount of time from thirty (30) days to some longer period as reasonably required to permit the parties to prepare their respective presentations (including the completion of discovery in accordance with paragraph 11 of this Exhibit), and to set the duration of the arbitration meeting as reasonably necessary to accommodate an adequately thorough hearing by the arbitrators. The three arbitrators may resolve only the questions submitted to arbitration and must include as part of their consideration a full review of the Agreement and all material incorporated in the Agreement by reference. The arbitration shall be held in Seattle, Washington.

          8. Confidentiality. All information used or disclosed in the arbitration shall be deemed Confidential Information of the disclosing party and shall be held in confidence in accordance with Section 7.2 of the Agreement. However, if reasonably necessary to the presentation or defense of a claim in the arbitration, another party's Confidential Information may be disclosed to an agent, contractor or representative ("Consultant") of a party otherwise bound not to disclose such information, provided that such Consultant agrees in writing to be bound by the terms of Section 7.2. If the issue of the arbitration is or includes a dispute whether certain information is prohibited pursuant to Secton 7.2 to be disclosed, for purposes of the arbitration procedures, such information shall be treated by all parties and the arbitrators as confidential information pursuant to this procedure unless and until the arbitrators may decide otherwise in their final decision.

          9. Decisions. Unless otherwise stated in these procedures or agreed by the parties, any matter that may be decided by the arbitrators shall be decided by majority vote of the arbitrators. The decision of a majority of the arbitrators to resolve the issues in dispute will be final and will bind the parties. The arbitrators may award any remedy that would have been available at law or equity to resolve the matter under dispute including, without limitation, injunctive relief. The arbitrators shall issue written findings and conclusions in support of their decision.

          10. Payment of Costs. Any party desiring a transcript of the arbitration meeting shall bear the cost of arranging for the reporting and preparation of such transcript. If more than one party desires a transcript, only a single court reporter shall be present and the cost of reportng and transcribing shall be shared on a equal pro rata basis among the parties desiring a transcript. If the arbitrators determine that a nonprevailing party either has not acted in good faith or has been excessively unreasonable, either in its conduct giving rise to the arbitration matter or in pursuit of its claim or defense in the arbitration, the arbitrators may order that such nonprevailing parly shall pay all or a porbon of a prevailing parly's costs and expenses, including but not limited to arbitrator fees, witness fees, attorney fees, and costs and expenses incurred in connecton with the arbitration. The determination of "prevailing" or "nonprevailing" shall be in the reasonable judgment of the arbitrators.

          11. Discovery and Evidence Rules. In any arbitration, the discovery and evidentiary rules of the federal district court for the jurisdiction in which the arbitration will be held will apply. The arbitrators may set reasonable deadlines for completion of discovery.




                                       14